SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2003

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State of incorporation)	Commission File Number	(IRS employer identification)

222 Piedmont Avenue NE, Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 404-659-1224

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number

99.1 Press release dated April 2, 2003, regarding the financial results of Oxford Industries, Inc. ("Oxford") for the first nine months and the third quarter of Oxford's fiscal 2003.

Item 12. Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of Oxford's press release dated April 2, 2003, reporting Oxford's financial results for the first nine months and the third quarter of Oxford's fiscal 2003. This press release is not to be deemed filed pursuant to the Securities Exchange Act of 1934 or to form a part of the Registrant's public disclosure in the United States or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXFORD INDUSTRIES, INC.

By:/s/Ben B. Blount, Jr.
Ben B. Blount, Jr.
Executive Vice President and
Chief Financial Officer

Date: April 2, 2003

Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact: J. Reese Lanier, Jr.
Telephone: (404) 653-1446
Fax: (404) 653-1545
E-Mail: rlanier@oxfordinc.com

FOR IMMEDIATE RELEASE

April 2, 2003

OXFORD INDUSTRIES ANNOUNCES RECORD THIRD QUARTER FINANCIAL RESULTS

ATLANTA, GA. - Oxford Industries, Inc. (NYSE:OXM) announced today financial results for the third quarter and nine months ended February 28, 2003. For the third quarter, net sales increased $59.5 million or 40% to $209.0 million from $149.5 million in the third quarter of last year. Net earnings increased $5.6 million or 410% to $6.9 million from $1.4 million in the third quarter of last year. Diluted earnings per share increased $0.74 or 411% to $0.92 from $0.18 in the third quarter of last year.

For the nine months ended February 28, 2003, net sales increased $81.0 million or 17% to $566.5 million from $485.6 million in the first nine months of last year. Net earnings increased $10.8 million or 217% to $15.7 million from $4.9 million in the first nine months of last year. Diluted earnings per share increased $1.42 or 215% to $2.08 from $0.66 in the first nine months of last year.

"We are very pleased to report record sales and earnings for the third quarter," commented J. Hicks Lanier, Chairman and President. "Despite the difficult retail environment, we delivered solid results through careful planning and superior execution. The sales increase was driven by growth with major mass merchant retailers and the continuing rollout of Lands' End product to Sears stores. We also benefited from cleaner year-end retail inventories which enabled us to expedite the shipment of Spring product."

Profitability was favorably impacted by aggressive sourcing, significantly lower markdowns and improved manufacturing performance. Gross margins for the quarter increased 1.2 percentage points to 20.5% from 19.3% in last year's third quarter. Operating expenses for the quarter declined as a percentage of sales to 15.0% from 17.9% last year despite higher incentive compensation costs due to improved financial performance.

Continuing improvements in supply chain and inventory management resulted in a 6% decline in inventory levels by quarter-end and a 46% improvement in trailing twelve-month inventory turnover. Total debt net of cash stood at $3.6 million at quarter-end, down 84% from last year. The company expects cash net of debt to exceed $40 million by year-end in May.

For additional information concerning our results of operations, cash flows, liquidity, capital resources, please see the company's Third Quarter Form 10-Q.

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BUSINESS OUTLOOK

"In light of the current economic and political uncertainties as well as the sluggish and deflationary retail environment, we are approaching the upcoming fourth quarter with a measure of caution and conservatism," concluded Lanier. "Compared to last year's strong fourth quarter, we expect sales to be moderately lower reflecting the early shipment of Spring merchandise in the third quarter and the deferral of some transition season merchandise into the first quarter of next year. The prior year's fourth quarter included a LIFO credit of $0.10 per share due the liquidation of LIFO inventory layers. This credit is not expected to recur in this year's fourth quarter. Consequently, we expect fourth quarter diluted earnings per share to be modestly lower."

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words "believe," "expect," "anticipate," "plan," "estimate", "target", "project" or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures, and expected outcomes of litigation.

Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to the following: general economic cycles, competitive conditions in our industry, price deflation in the apparel industry, our ability to identify and respond to fashion trends and to offer innovative and upgraded products, the price and availability of raw materials, our dependence on and relationships with key customers, the ability of our contract manufacturers to deliver quality products in a timely manner, the uninterrupted operation of our distribution facilities, conditions in the foreign countries in which we operate or source our products, regulatory risks associated with importing products, the impact of labor disputes and wars or acts of terrorism on our business, increased competition from direct sourcing, our ability to maintain our licenses, our ability to protect our intellectual property, our reliance on key management and the inability to seek remedies against Arthur Andersen, LLP, our former independent accountant.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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OXFORD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

$ in thousands except per share amounts	Quarters Ended		Nine Months Ended
	February 28, 2003	March 1, 2002	February 28, 2003	March 1, 2002
Net Sales	$ 208,969	$ 149,495	$ 566,529	$ 485,553
Cost of goods sold	166,056	120,583	447,968	392,776
Gross Profit	42,913	28,912	118,561	92,777
Selling, general and administrative	31,418	26,697	92,462	84,724
Earnings Before Interest and Taxes	11,495	2,215	26,099	8,053
Interest expense, net	47	26	149	77
Earnings Before Income Taxes	11,448	2,189	25,950	7,976
Income Taxes	4,521	832	10,250	3,031
Net Earnings	$ 6,927	$ 1,357	$ 15,700	$ 4,945
Basic Earnings Per Common Share	$0.92	$0.18	$2.09	$0.66
Diluted Earnings Per Common Share	$0.92	$0.18	$2.08	$0.66
Basic Number of Shares Outstanding	7,518,059	7,512,635	7,516,526	7,487,040
Diluted Number of Shares Outstanding	7,566,792	7,573,933	7,557,633	7,534,031
Dividends Per Share	$0.21	$0.21	$0.63	$0.63

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OXFORD INDUSTRIES, INC
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

$ in thousands	February 28, 2003	March 1, 2002
Assets
Current Assets:
Cash	$ 6,526	$ 4,610
Receivables	149,880	107,363
Inventories:
Finished Goods	66,281	77,609
Work in process	13,628	10,625
Fabric, trim & supplies	18,976	17,187
Total Inventories	98,885	105,421
Prepaid expenses	9,515	12,133
Total Current Assets	264,806	229,527
Property, Plant and Equipment	23,573	29,369
Deferred Income Taxes	719	1,066
Other Assets, net	9,017	8,918

Total Assets	$ 298,115	$ 268,880

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$ 10,000	$ 26,500
Trade accounts payable	58,758	36,376
Accrued compensation	19,208	7,515
Other accrued expenses	15,269	19,433
Dividends payable	1,579	1,578
Income taxes payable	2,383	1,382
Current maturities of long-term debt	128	204
Total Current Liabilities	107,325	92,988
Long Term Debt, less current maturities	29	289
Noncurrent Liabilities	4,500	4,500
Stockholders' Equity:
Common Stock	7,520	7,513
Additional paid in capital	14,705	14,567
Retained earnings	164,036	149,023
Total Stockholders' equity	186,261	171,103
Total Liabilities and Stockholders' Equity	$ 298,115	$ 268,880

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OXFORD INDUSTRIES, INC
SEGMENT INFORMATION
(UNAUDITED)

$ in thousands	Quarters Ended		Nine Months Ended
	Feb 28, 2003	Mar 1, 2002	Feb. 28, 2003	Mar. 1, 2002
Net Sales
Oxford Shirt Group	$ 52,531	$ 40,158	$ 153,141	$ 139,373
Lanier Clothes	39,925	34,503	119,370	113,678
Oxford Slacks	28,959	19,060	75,143	59,522
Oxford Womenswear	87,489	55,674	218,653	172,641
Corporate and Other	65	100	222	339
Net Sales	$ 208,969	$ 149,495	$ 566,529	$ 485,553

Earnings Before Interest and Taxes
Oxford Shirt Group	$ 1,913	$ (599)	$ 3,731	$ (1,721)
Lanier Clothes	4,117	2,947	12,440	9,015
Oxford Slacks	2,915	883	6,016	2,377
Oxford Womenswear	5,759	588	11,066	4,905
Corporate and Other	(3,209)	(1,604)	(7,154)	(6,523)
Earnings Before Interest and Taxes	$ 11,495	$ 2,215	$ 26,099	$ 8,053

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